                                                                               .
                                                                               .
                                                                               .

                                    EXHIBITS

                                  EXHIBIT 21.1
                         HARVEST NATURAL RESOURCES, INC.
                              LIST OF SUBSIDIARIES

                                                                  JURISDICTION
                          NAME                                  OF INCORPORATION
-----------------------------------------------------       ------------------------
Harvest Vinccler, C.A.*                                              Venezuela

Energy International Financial Institution, Ltd.*                    Barbados

Benton Offshore China Company                                        Colorado

Benton Offshore China Holding Company                                Delaware

HNR International B.V.                                           The Netherlands

HNR Finance B.V.                                                 The Netherlands


      The names of certain subsidiaries have been omitted in reliance upon Item 601(b)(21)(ii) of Regulation S-K.

* All subsidiaries are wholly-owned by Harvest Natural Resources, Inc., except Harvest Vinccler, C.A. and Energy International Financial Institution which are owned 80 percent by Harvest Natural Resources, Inc.